RENEWAL EXTENSION AND ENLARGEMENT PROMISSORY NOTE
                -------------------------------------------------


US $400,000.00                  Beaumont, Texas                   April 17, 1997


WHEREAS, on December 13, 1996, EIF Holding, Inc., a Hawaii corporation ("Borrower"), executed a certain Promissory Note ( the "Note") in the original principal sum of $300,000.00, payable to the order of Truman Harty, Inc., a Texas corporation (the "Lender") and on April 18, 1997 Borrower and Lender executed a certain Renewal, Extension and Modification Agreement being herein after collectively referred to as the "Original Note") and

WHEREAS, at the request of Borrower, Lender has arranged for the advance to Borrower of an additional $100.000.00, which shall be added to the original $300,000.00 principal amount of the Original Note, and in consideration of the agreement by Lender to advance such additional funds to Borrower, Borrower has agreed to execute the promissory note (the "Note"), which shall evidence the advancement of said additional funds by Lender to Borrower and shall evidence the renewal and extension of the unpaid principal balance of the Original Note by Borrower to Lender, together with the renewal and extension of all security interests and guarantees securing the repayment of the Original Note;

NOW, THEREFORE, for value received, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed. Borrower, Guarantor and Lender agree as follows:

1. Borrower promises to pay to the order of Lender at its offices at 350 Dowlen Road, Suite 200. Beaumont, Texas 77706, or such other place or places as the holder of the Note shall from time to time designate by written notice to Borrower, the sum of $300,000.00, being the unpaid principal balance of the Note, as of the date hereof, in legal and lawful money of the United States of America, together with interest thereon from date hereof until July 1, 1997 at the rate of 12% per annum. Interest shall be calculated on a per annum basis of 360 days.

3. This Note is due and payable as follows:

The principal amount hereof and all accrued and unpaid interest shall be due and payable in full on July 1, 1997 ( the "Maturity Date"): and

4. All other terms and conditions of the Note are and shall remain in full force and effect and fully binding upon the Borrower, except at herein modified.

5. This Note is given in renewal, extension, modification and enlargement of the terms and provisions of the Original Note, all of which are carried forward and continued in full force and effect within this Note, and none of the provisions of the Original Note or the collateral securing payment of the Original Note shall be deemed extinguished or mortified in any respect, except as set forth herein.

EXECUTED THIS the   4th   DAY OF      April    , 1997
                  -------        -------------

                                    BORROWER:

                                    EIF HOLDINGS, INC.

                                    /s/ David Norris
                                    -------------------------------------------
                                    DAVE NORRIS, ITS PRESIDENT


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